JOINT FILER SIGNATURES

INSIGHT HOLDINGS GROUP, LLC

By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title:  Attorney-in-Fact

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (CAYMAN), L.P.
By:  Insight Venture Associates Growth-Buyout Coinvestment L.P.,
its general partners
By:  Insight Venture Associates Growth-Buyout Coinvestment Ltd.,
its general partners

By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title:  Attorney-in-Fact

INSIGHT VENTURE PARTNERS GROWTH-BUYOUT COINVESTMENT FUND (DELAWARE), L.P.
By:  Insight Venture Associates Growth-Buyout Coinvestment L.P.,
its general partners
By:  Insight Venture Associates Growth-Buyout Coinvestment Ltd.,
its general partners

By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title:  Attorney-in-Fact

INSIGHT VENTURE PARTNERS (CAYMAN) IX, L.P.
By:  Insight Venture Associates IX, L.P., its general partners
By:  Insight Venture Associates IX, Ltd., its general partners

By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title:  Attorney-in-Fact

INSIGHT VENTURE PARTNERS (DELAWARE) IX, L.P.
By:  Insight Venture Associates IX, L.P., its general partners
By:  Insight Venture Associates IX, Ltd., its general partners

By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title:  Attorney-in-Fact

INSIGHT E2OPEN AGGREGATOR, LLC
By:  Insight Venture Partners IX, L.P., its general partners

By: /s/ Andrew Prodromos
Name: Andrew Prodromos
Title:  Attorney-in-Fact